UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2006

INTEGRATED SECURITY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50298

(Commission File Number)

98-0376008

(IRS Employer Identification No.)

Suite 1500 - 885 West Georgia Street

Vancouver, British Columbia, Canada, V6C 3E8

(Address of principal executive offices and Zip Code)

604-728-3004

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On February 17, 2006, we signed an agreement to purchase U.S. patent application 60/718716, including related intellectual property, from Hadasit Medical Services and Development Ltd. The patent application relates to technology to allow the administration of insulin orally. In the agreement, we agreed to buy and Hadasit agreed to sell the patent application. The agreement also provides that Hadasit will provide consulting services to us so that clinical trials, including a full report, may be conducted and we agreed to provide $200,000 for the conduct of those consulting services. The $200,000 will be paid to Hadasit according to the schedule outlined in the agreement. We also agreed to secure proper conditions for the future development of the patent application product. To obtain the money to do so, we promise to sell at least $1,000,000 units of the common stock of our company. For full details concerning the agreement to purchase the patent agreement, please see the agreement itself, which is attached as an exhibit to this form.

Item 9.01 Financial Statements and Exhibits.

99.1	Patent Application Purchase Agreement, dated February 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SECURITY TECHNOLOGIES, INC.

By: /s/ Randy White /s/ Randy Whit

Randy White

President

Date: February 17, 2006